UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

After an extensive search process, the Board of Directors (the “Board”) of MRC Global Inc. (the “Company”) has elected two new directors, George Damiris and Ronald L. Jadin.

The Company issued a press release on November 4, 2021 to announce that the Board elected both Messrs. Damiris and Jadin to the Board, effective immediately for an initial term expiring at the Company’s annual meeting of stockholders in 2022.

Mr. Damiris, age 61, previously served as the President and Chief Executive Officer of HollyFrontier Corporation, an independent petroleum refiner, and Holly Energy Partners, a petroleum product and crude oil transportation, terminalling and storage company, from 2016 until 2019. Both of these companies are listed on the New York Stock Exchange (“NYSE”). From 2007 until 2015, he served in various leadership roles with HollyFrontier, and before that, with Koch Industries. He serves on the board of directors of Eagle Materials, a cement and wallboard manufacturing company listed on the NYSE. He holds a B.S. in Chemical Engineering and an MBA from Case Western Reserve University. He will serve on the Compensation and Governance Committees of the Board.

Mr. Jadin, age 61, previously served as the Chief Financial Officer of W.W. Grainger Inc., an industrial distribution company listed on the NYSE, from 2008 until 2018. From 1998 until 2008, he served in various finance and leadership roles with Grainger, and before that, with General Electric Company, a diversified industrial and finance company listed on the NYSE. He holds a B.A. in Economics from Yale University and an MBA from the University of Wisconsin - Whitewater. He will serve on the Audit and Governance Committees of the Board.

Both Messrs. Damiris and Jadin will each receive the same compensation as other non-employee Company directors as described in the MRC Global 2021 Proxy Statement under “Non-Employee Director Compensation”.

There is no arrangement or understanding between each of Messrs. Damiris and Jadin and any other persons pursuant to which either of them was selected as a director. Neither Mr. Damiris nor Mr. Jadin has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Messrs. Damiris and Jadin and the Company have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their Board service, subject to the terms and conditions provided in the agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 4, 2021

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary